Exhibit 99.1

Answers Corporation Issues Estimates of Fourth Quarter Financial Results

New York, NY, January 12, 2009 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine offering Answers.com® and WikiAnswers.com™, today announced estimates of its financial results for its fourth quarter ended December 31, 2008.

For the three months ended December 31, 2008, the Company expects revenues to approximate $4.6 million, exceeding the high end of its guidance included in its earnings release dated November 6, 2008 of $4.5 million. The Company also said it expects Adjusted EBITDA to be above the high end of such previous guidance of $1.3 million.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) owns and operates Web properties dedicated to providing useful answers in thousands of categories - Answers.com and WikiAnswers.com. The award-winning reference site Answers.com includes content on five million topics from over 180 licensed sources from leading publishers, including Houghton Mifflin Company, Barron’s and Encyclopedia Britannica. Answers.com is also available for mobile devices at http://mobile.answers.com. WikiAnswers.com is a community-generated Social Knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of WikiAnswers’ large and growing community, answers are constantly improved and updated over time. WikiAnswers was ranked by comScore as the fastest growing domain of the top 1,500 in the U.S. in terms of unique monthly visitors in 2007. (answ-f)

For investment information, visit http://ir.answers.com.

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future financial performance. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause the company’s actual results to differ materially, including, but not limited to, the ability to increase traffic to the company’s Web properties, the ability to maintain or improve the monetization rates of the company’s Web properties, particularly in light of the challenging global economic environment, a change in the algorithms and methods used by Google, the provider of the vast majority of the company’s search engine traffic, and other search engines, to identify Web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting the company’s Web properties, the termination of the Google Services Agreement pursuant to which the company obtains the vast majority of advertisements displayed on its Web properties, the effects of facing liability for any content displayed on the company’s Web properties, potential claims of infringing the intellectual property rights of any third party, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2008, which is on file with the SEC and is available at http://ir.answers.com and on the SEC website at http://www.sec.gov. Any forward-looking statements set forth in this press release speak only as of the date of this press release. The company does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://ir.answers.com. The information in the company’s website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Non-GAAP Financial Measures

Adjusted EBITDA represents net earnings before interest, Loss Resulting from Fair Value Adjustment of Warrant to Purchase Units of Series B Preferred Stock and Warrants, taxes, depreciation, amortization, stock-based compensation and foreign currency exchange rate differences. The company uses Adjusted EBITDA as an additional measure of overall performance for purposes of business decision-making, developing budgets and managing expenditures. It is useful because it removes the impact of the company’s capital structure (interest expense and Loss Resulting from Fair Value Adjustment of Warrant to Purchase Units of Series B Preferred Stock and Warrants), asset base (amortization and depreciation), stock-based compensation expenses, taxes and foreign currency exchange rate differences. The company believes that the presentation of Adjusted EBITDA provides useful information to investors in their analysis of the company’s results of operations for reasons similar to the reasons why company management finds it useful and because these measures enhance their overall understanding of the financial performance and prospects of the company’s ongoing business operations. By reporting Adjusted EBITDA, the company provides a basis for comparison of its business operations between current, past and future periods, and peer companies in the same industry.  It is not possible to provide a reconciliation of the company’s 2008 fourth fiscal quarter estimated Adjusted EBITDA to the most directly comparable GAAP measure, operating income, because Adjusted EBITDA and GAAP operating income cannot be reasonably estimated at this time.

Investor Contact:

John McNamara

Cameron Associates

(212) 554-5485

john@cameronassoc.com

or

Press Contact

Alison Minaglia

Technology PR for Answers Corporation

(203) 972-3170 or

(917) 902-3404

aminaglia@technologypr.com